EXHIBIT 21

TCF FINANCIAL CORPORATION

Subsidiaries of Registrant

(As of December 31, 2002)

Subsidiary	State of Incorporation	Names under which Subsidiary Does Business

TCF Financial Insurance Agency, Inc.	Minnesota	TCF Financial Insurance Agency, Inc.
TCF Insurance

TCF Securities, Inc.	Minnesota	TCF Securities, Inc.
GLB Securities (MI)

TCF Foundation	Minnesota	TCF Foundation

TCF Mortgage Corporation	Minnesota	TCF Mortgage Corporation
TCF Home Loans

TCF Management Corporation	Minnesota	TCF Management Corporation

TCF Agency, Inc.	Minnesota	TCF Agency Minnesota, Inc.
TCF Agency Minnesota
TCF Insurance Agency Minnesota, Inc. (UT)

TCF Agency Insurance Services, Inc.	Minnesota	TCF Agency Insurance Services, Inc.

Winthrop Resources Corporation	Minnesota	Winthrop Resources Corporation
TCF Small Business Leasing

TCF Leasing, Inc.		TCF Leasing, Inc.
WINR Business Credit
TCF Express Leasing

TCF National Bank	United States	Great Lakes National Bank Michigan
TCF National Bank — Minnesota
TCF National Bank — Michigan
TCF National Bank — Illinois
TCF National Bank — Wisconsin
TCF National Bank — Lakeshore
TCF National Bank — Colorado

Service Corporation II	Michigan	Service Corporation II

Lakeland Group Insurance Agency, Inc.	Michigan	Lakeland Group Insurance Agency, Inc.

Great Lakes Mortgage LLC	Michigan	Great Lakes Mortgage LLC

TCF Investments Management, Inc.	Minnesota	TCF Investments Management, Inc.

TCF Investment Holdings III, Inc.	Minnesota	TCF Investment Holdings III, Inc.

TCF Express Trade Inc.	Minnesota	Express Trade
TCF Express Trade

TCF Illinois Realty Investments, LLC	Minnesota	TCF Illinois Realty Investments, LLC

TCF Wisconsin Real Estate Investments, Inc.	Minnesota	TCF Wisconsin Real Estate Investments, Inc.